UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - February 27, 2007

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.02 and 5.02 (Air Quality Control System Purchase Orders and Steam Turbine Purchase Orders) only apply to TXU Corp. (the “Company”) and not to TXU Energy Company LLC (“Energy Holdings”).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2007, Energy Holdings entered into a $1.5 billion, Revolving Credit Agreement with certain lenders parties thereto (together with their successors and assigns, the “Lenders”), Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders, and as fronting bank for letters of credit issued thereunder, and Citigroup, N.A., as fronting bank for letters of credit issued thereunder (the “Credit Agreement”). The facilities provided under the Credit Agreement may be used for working capital and other general corporate purposes, including letters of credit and advances to affiliates.

Total extensions of credit under the Credit Agreement may not exceed $1.5 billion of which $1.0 billion is available for letters of credit. Except in limited circumstances, the facility will expire on February 23, 2008, at which time all outstanding amounts under the facility will be due and payable and outstanding letters of credit will expire. As a condition to any borrowing under the Credit Agreement, the available commitments under that certain Revolving Credit Agreement, dated as of August 12, 2005, among Energy Holdings and TXU Electric Delivery Company, as borrowers, the lenders party thereto, Citibank, N.A., as administrative agent, and the fronting banks named therein must be zero.

The terms of the facility are comparable to terms of the majority of Energy Holdings’ other facilities. More specifically, rates for borrowing under the Credit Agreement are based upon whether the borrowing is a Eurodollar loan or an Alternate Base Rate loan. Eurodollar loans will bear interest at a rate per annum of LIBO plus an applicable margin based on the applicable credit rating of Energy Holdings’ senior unsecured non-credit enhanced long term debt. Alternate Base Rate loans will bear interest at a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the federal funds rate plus 1/2 of 1% or (ii) the prime rate.

Under the terms of the Credit Agreement, Energy Holdings has agreed to pay a commitment fee (which varies with the applicable credit rating of Energy Holdings’ senior unsecured non-credit enhanced long term debt) on the unused portion of the facility and a drawdown fee at the time of initial borrowing equal to 0.55% of the amount of the facility. Under the terms of the Credit Agreement, Energy Holdings has also agreed to pay a fronting fee and a letter of credit fee with respect to letters of credit issued under the Credit Agreement. The fronting fee is equal to 0.125% of the stated amount of each letter of credit. The letter of credit fee is based on the face amount of the letter of credit calculated at a rate per annum based on the applicable credit rating of the Energy Holdings’ senior unsecured non-credit enhanced long term debt. In addition, Energy Holding has agreed to pay certain administrative fees to Credit Suisse, for services that it renders in its capacity as administrative agent for the lenders.

The Credit Agreement contains usual and customary covenants for credit facilities of this type, including covenants limiting liens, mergers and substantial asset sales or acquisitions. The Credit Agreement provides that the ratio of consolidated earnings available for fixed charges to consolidated fixed charges (as both terms are defined in the Credit Agreement) as of the end of each quarter of each fiscal year of Energy Holdings be no less than 2.00 to 1.00. In addition, ratios of consolidated senior debt to consolidated total capitalization (as both terms are defined in the Credit Agreement) as of the end of each quarter of each fiscal year of Energy Holdings shall not be greater than 0.60 to 1.00.

In the event of a default by Energy Holdings under the Credit Agreement, including cross-defaults relating to indebtedness in a principal amount in excess of $50 million of Energy Holdings or its subsidiaries, the lenders may terminate the commitments made under the Credit Agreement, declare the amount outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the Credit Agreement, including all rights of set-off and all other rights available at law.

With respect to the other parties to the Credit Agreement, Energy Holdings has or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services. None of these services are material to Energy Holdings individually or in the aggregate with respect to any individual party.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Revolving Credit Agreement

On March 1, 2007, Energy Holdings terminated that certain $1.5 billion Revolving Credit Agreement, dated May 26, 2006, by and among Energy Holdings, certain lenders parties thereto, Credit Suisse, Cayman Island Branch, as administrative agent, and as fronting bank, and Lehman Brothers Bank, as fronting bank. Energy Holdings replaced the terminated facility with the Credit Agreement described in Item 1.01 above. Other than an accrued administrative fee of $50,000, Energy Holdings incurred no termination fees in connection with its termination of this facility.

Air Quality Control System Purchase Orders

On February 27, 2007, TXU Generation Development Company LLC (“TXU Devco”), a wholly-owned subsidiary of the Company, exercised its right to terminate for convenience five fixed price purchase orders with Alstom Power, Inc. (“Alstom”) for air quality control systems. These air quality control systems were to be used in the development and construction of TXU Devco’s standardized reference plant program. This program has been suspended pending the closing the Company’s previously disclosed merger. Under the terms of these purchase orders, TXU Devco’s liability for cancellation costs under these purchase orders is limited to the sum of (i) all amounts due and not previously paid to Alstom, (ii) amounts due for work-in-progress (plus a reasonable profit), and (iii) amounts resulting from settling and paying cancelled contracts. Notwithstanding such liability, TXU Devco’s liability under each purchase order is capped at a fixed amount. The total gross exposure under each such purchase order (including any resulting recovery and/or salvage value) are not currently estimable. The Company expects to record a charge in the first quarter of 2007 for these exposures.

Steam Turbine Purchase Orders

On February 28, 2007, TXU Devco exercised its right to terminate for convenience eight fixed price purchase orders with General Electric Company (“GE”) for steam turbines. These steam turbines were to be used in the development and construction of TXU Devco’s standardized reference plant program. This program has been suspended pending the closing the Company’s previously disclosed merger. Under the terms of these purchase orders, TXU Devco’s liability for cancellation costs under these purchase orders is limited to the amounts previously paid to GE under the purchase orders. The total gross exposure under each such purchase order (including any resulting recovery and/or salvage value) are not currently estimable. The Company expects to record a charge in the first quarter of 2007 for these exposures.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AND OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 hereof is hereby incorporated by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 2, 2007, Dr. E. Gail de Planque resigned from the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

TXU ENERGY COMPANY LLC

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: March 5, 2007